QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Radiation Therapy Services, Inc. on Form S-4 of our report dated March 22, 2012, (relating to the combined special-purpose financial statements of Vidt Centro Médico S.A., Ceditrin—Centro de Diagnóstico y Tratamiento S.A., CITO Centro de Interconsulta y Tratamiento Oncológico S.A., Instituto Médico Dean Funes S.A., Centro de Oncología y Radioterapia de Mar del Plata S.A., Centro de Radioterapia Siglo XXI S.A., Centro de Radiaciones de la Costa S.A., Instituto Privado de Radioterapia Cuyo S.A., Centro de Radioterapia San Juan S.A., Instituto de Radiaciones Salta S.A., Centro Médico de Radioterapia Irazú S.A., Clínica de Radioterapia de Occidente S.A. de C.V., Centro de Radioterapia y Oncología Integral S.A., Centro de Radioterapia del Cibao S.A., Servicios y Soluciones Médicas S.A., Clínica de Radioterapia La Asunción S.A.,Centro de Radioterapia Los Mangales S.A., Terapia Radiante S.A., Centro Oncológico de las Sierras S.A., Emprendimientos Médicos y Tecnológicos S.A., Centro de Diagnóstico y Tratamiento S.A. and EMTRO S.A., altogether entities under common control of Medical Developers, LLC, as of December 31, 2011, and for the ten-month period from March 1, through December 31, 2011, not presented separately herein) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

Yours truly,

Buenos Aires, Argentina

May 21, 2012

Deloitte & Co. S.R.L.

Daniel Vardé

(Partner)

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM